UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 27, 2017

Papa John's International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21660	61-1203323
(Commission File Number)	(IRS Employer Identification No.)

2002 Papa John's Boulevard

Louisville, Kentucky 40299-2367

(Address of principal executive offices) (Zip Code)

(502) 261-7272

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 2, 2017 (the “Original 8-K”) by Papa John’s International, Inc. (the “Company”). The sole purpose of this amendment is to disclose the Company’s decision, following its Annual Meeting of Stockholders, as to how frequently it will conduct future advisory votes on executive compensation. This Form 8-K/A does not otherwise amend the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on April 27, 2017, the Company’s stockholders voted on, among other matters, an advisory vote on the frequency of advisory votes on executive compensation.   At the meeting, the stockholders of the Company expressed their preference (over 90% of votes cast) for an advisory vote on executive compensation to be held every year, consistent with the recommendation of the Company’s Board of Directors.

In light of these results, the Company’s Board of Directors determined to continue to hold an advisory vote on executive compensation every year.  The Board of Directors will reevaluate this determination after the next advisory vote on the frequency of advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Papa John's International, Inc.
(Registrant)

Date: May 12, 2017	/s/ Lance F. Tucker Lance F. Tucker Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer